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                                                                   EXHIBIT 99.4

                         FITZGERALDS GAMING CORPORATION

                                OFFER TO EXCHANGE
                         $1,000 PRINCIPAL AMOUNT OF ITS
                 12 1/4% SENIOR SECURED NOTES DUE 2004, SERIES B

                                    FOR EACH
                         $1,000 PRINCIPAL AMOUNT OF ITS
                 12 1/4% SENIOR SECURED NOTES DUE 2004, SERIES A

            SUBJECT TO RELEASE AS PROVIDED IN THE GOVERNING INDENTURE


FITZGERALDS GAMING CORPORATION WILL ACCEPT ALL OLD NOTES (AS HEREINAFTER DEFINED) TENDERED AND NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JULY ___, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Our Clients:

            Enclosed for your consideration are (i) the Prospectus, dated June __, 1998 (the "Prospectus"), of Fitzgeralds Gaming Corporation (the "Company"), and (ii) the related Letter of Transmittal (the "Letter of Transmittal"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus. Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus.

            The Prospectus and the Letter of Transmittal together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 12 1/4% Senior Secured Notes Due 2004, Series B (the "New Notes") for each $1,000 principal amount of its 12 1/4% Senior Secured Notes Due 2004, Series A (the "Old Notes").

            We are the holder of record of the Old Notes held for your account. We request that you furnish us with your instructions as to whether you wish to tender for exchange any or all of the Old Notes held by us for your account. Please forward your instructions regarding the Exchange Offer in ample time to be received by The Bank of New York (the "Exchange Agent") prior to 5:00 p.m., New York City time, on July ___, 1998 unless extended (the "Expiration Date"). WE URGE YOU TO READ THE ENCLOSED PROSPECTUS AND LETTER OF TRANSMITTAL CAREFULLY BEFORE FORWARDING YOUR INSTRUCTIONS.

            To tender for exchange any or all of the Old Notes held by us for your account, you must provide us with your instructions, which may be done by completing and executing the Instruction Form set forth below and returning such Instruction Form in the designated enclosed pre-addressed envelope. In completing the Instruction Form, if you wish to tender any or all of your Old Notes for exchange, you must, at a minimum, complete column (1) thereof and sign where indicated. If only column (1) is completed, we will tender for exchange on your behalf all Old Notes listed in column (1). If you wish to tender for exchange less than all of such Old Notes, column (2) must be completed in full. If column (2) is completed, we will tender for exchange on your behalf, the principal amount of Old Notes listed in column (2). If you authorize a tender for exchange of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered for exchange, unless other specified below. Your instructions should be forwarded to us in ample time to permit us to submit a tender for exchange on your behalf prior to the Expiration Date. The Letter of Transmittal is furnished to you for information purposes only and cannot be used by you to tender Old Notes. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. (See the section in the Prospectus entitled "The Exchange Offer- Withdrawal of Tenders.")

             Questions or requests for assistance may be directed to the Exchange Agent, The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Administration, or by telephone at
(212) 815-3800.



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                                INSTRUCTION FORM

            The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus and the related Letter of Transmittal in connection with the Exchange Offer. In order for you to make certain representations, warranties and acknowledgments to the Company, the undersigned hereby represents, warrants and acknowledges to you that the representations, warranties and acknowledgments set forth in the Letter of Transmittal are true and correct with respect to the undersigned.

            This will instruct you to tender for exchange the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.


(1)                                 (2)*                                                 SIGN HERE

For Exchange Aggregate              Principal Amount                  --------------------------------------------------
Principal Amount                    Tendered for Exchange                           Firm Name (Please Print)
                                    (only if different amount
                                    from column (1))



                                                                      --------------------------------------------------

                                                                      --------------------------------------------------

                                                                      --------------------------------------------------
                                                                                         Signature(s)

                                                                      --------------------------------------------------


                                                                      Dated:--------------------------------------------

                                                                      --------------------------------------------------


                                                                      --------------------------------------------------
                                                                                      Name(s) (Please Print)



                                                                      --------------------------------------------------
                                                                                           Address

                                                                      --------------------------------------------------
                                                                      City                  State             Zip Code


                                                                      --------------------------------------------------
                                                                                 Area Code and Telephone Number



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*     Need not be completed if you wish to tender for exchange the principal amount of Old Notes listed in column (1). Completion of column (2) will indicate that you wish to tender for exchange only the principal amount of Old Notes indicated in column (2).





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